UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 17, 2018

SHARING ECONOMY INTERNATIONAL INC.

(Exact name of registrant as specified in Charter)

Nevada	001-34591	90-0648920
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road

Qianzhou Village, Huishan District, Wuxi City

Jiangsu Province, People’s Republic of China

(Address of Principal Executive Offices)

(86) 51083397559

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

The following previously announced proposed acquisitions have been terminated for the reasons set forth below:

Target	Contract	Reason for Terminating Contract
Shenzhen Xinsheng New Energy	Entered into a non-binding MOU on November 7, 2017	After further evaluation of the business, we concluded that the likely return did not justify the cost.

Shanghai Hong Chuan Culture Promulgation Co., Limited	Entered into an Exclusivity Agreement on December 21, 2017	The parties could not come to an agreeable acquisition price.

Channel Power Touch Media & EC Adv.	Entered into an Exclusivity Agreement on January 4, 2018	Channel Power’s business was closed during negotiations.

Quik Ventures	Entered into an Exclusivity Agreement on January 10, 2018	The parties could not come to an agreeable acquisition price.

iMusicTech & EC Tech	Entered into a non-binding MOU on January 18, 2018	After further evaluation of the business, we concluded that the likely return did not justify the cost.

JoGeep	Entered into an Exclusivity Agreement on January 29, 2018	Due diligence materials were not provided to our satisfaction.

Weiying Mtel & EC Tech	Entered into an Exclusivity Agreement on February 27, 2018	Target company shareholders decided not to sell the business during negotiations.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2018	Sharing Economy International Inc.

	By:	/s/ Jianhua Wu
Jianhua Wu
Chief Executive Officer

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